Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis—May 2004

	Series	2002-1	2003-2
	Deal Size	$300 MM	$500 MM
	Expected Maturity	04/15/05	04/17/06

	Yield	20.72%	20.74%
Less:	Coupon	1.86%	2.77%
	Servicing Fee	1.50%	1.50%
	Net Credit Losses	8.30%	8.30%
	Excess Spread:
	May-04	9.06%	8.17%
	April-04	n/a *	n/a *
	March-04	n/a *	n/a *
	Three month Average Excess Spread	n/a *	n/a *

	Delinquency:
	30 to 59 days	1.83%	1.83%
	60 to 89 days	1.20%	1.20%
	90 + days	2.45%	2.45%
	Total	5.48%	5.48%

	Payment Rate	11.09%	11.09%